SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    Commission File Number
         January 31, 1999                                     0-7674
                                                              ------


                        FIRST FINANCIAL BANKSHARES, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)


      Texas                                                75-0944023
------------------------                                ----------------
(State of Incorporation)                                (I.R.S. Employer
                                                        Identification No.)


                      400 Pine Street, Abilene, Texas 79601
                      -------------------------------------
                   (Address of Executive Offices and Zip Code)

                  Registrant's Telephone Number (915) 627-7155

ITEM 5. Other Events; publication of 30 days post-merger combined results under ASR No. 135 and SAB No. 65

         On December 16, 1998, First Financial Bankshares, Inc. (the "Company") consummated the Stock Exchange Offer (the "Exchange Offer") made to the shareholders of Cleburne State Bank ("CSB"), pursuant to a Stock Exchange Agreement and Plan of Reorganization (the "Exchange Agreement") dated September 4, 1998, between the Company and CSB. The shares of the Company's Stock issued in connection with the Exchange Offer were registered with the Securities and Exchange Commission and the Registration Statement was declared effective on November 6, 1998. Prior to commencing the Exchange Offer, the Company and CSB had obtained the approval of the Federal Reserve Board and other regulatory authorities for the Company to acquire CSB.

     For the purpose of complying with ASR No. 135 as interpreted by SAB No. 65, for the month ending January 31, 1999, First Financial Bankshares, Inc. had consolidated total revenues of $7,724,749, consolidated net income of $2,163,608, and earnings per share of $ 0.22.


                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FIRST FINANCIAL BANKSHARES, INC.
                                                (Registrant)



DATE:  February 10, 1999                    By: /S/Curtis R. Harvey
                                                ----------------------------
                                                CURTIS R. HARVEY
                                                Executive Vice President and
                                                Chief Financial Officer